EXHIBIT 10.6C

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 18, 2007, by and between THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL I, LP., a Delaware limited partnership (“Escalate”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”) and Escalate in its capacity as agent, “Agent.”

RECITALS

Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement dated as of March 22, 2007, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The first sentence of Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows, effective as of December 18, 2007:

“Subject to the terms and conditions of this Loan Agreement and the terms and conditions of each other document, instrument and agreement executed in connection herewith (together with the Loan Agreement, the “Transaction Documents”), Lenders agree, severally and not jointly, to make advances (each, an “Advance”) to Borrower, via wire transfer in an aggregate principal amount not to exceed (x) Twenty Million Dollars ($20,000,000) prior to December 18, 2007 (collectively, the “Original Advances”), plus (y) an additional Fifteen Million Dollars ($15,000,000) on or after December 18, 2007 (the “Additional Advances;” and collectively with the Original Advances, not to exceed the aggregate principal amount of Thirty Five Million Dollars ($35,000,000), the “Loan”) according to each Lender’s pro rata share of the Loan (based upon the respective Commitment Percentage of each Lender).”

2. Section 1.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows, effective as of December 18, 2007:

“(b) Payments of Interest. Borrower shall pay accrued and unpaid Interest on the last business day of each calendar month, commencing April 30, 2007 with respect to the Original Advances, and January 31, 2008 with respect to the Additional Advances. In addition, accrued and unpaid Interest shall be payable on the Original Advances Maturity Date or the Additional Advances Maturity Date (as defined in Section 1.2(d)(ii) below), as applicable, whether by acceleration or otherwise, and on the last date of any prepayment (with respect to the amount prepaid).”

3. Section 1.2(c) of the Agreement is hereby amended and restated in its entirety to read as follows, effective as of December 18, 2007:

“(c) PIK Interest. In addition to accrued and unpaid interest as provided above, payment-in-kind interest (“PIK Interest”) will be added to the outstanding principal amount of the Advances at a per annum rate of interest equal to 3.15%, compounded monthly, and will be payable upon the earlier of (i) the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable, or (ii) earlier repayment of the Loan.”

4. Section 1.2(d) of the Agreement is hereby amended and restated in its entirety to read as follows, effective as of December 18, 2007:

“(d) Payments of Principal.

(i) Borrower shall repay to each Lender according to such Lender’s Commitment Percentage, the outstanding principal balance of the Advances in full, together with all accrued and unpaid Interest thereon, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents, in twenty-four (24) equal monthly payments of principal plus accrued and unpaid Interest, payable on the last business day of each calendar month, commencing on March 31, 2009 with respect to the Original Advances, and December 31, 2009 with respect to the Additional Advances, and continuing on the same day of each month thereafter through the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable,

(ii) The entire outstanding principal balance of the Loan, all accrued and unpaid Interest thereon, the PIK Interest, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents shall be immediately due and payable on March 22, 2011 with respect to the Original Advances (the “Original Advances Maturity Date”), and December 18, 2011 with respect to the Additional Advances (the “Additional Advances Maturity Date”). All payments shall be applied first to fees and expenses, then to Interest, then to PIK Interest, and then to principal. The Advances, once repaid, may not be reborrowed.”

5. The first sentence of Section 8 of the Agreement is hereby amended and restated in its entirely to read as follows, effective as of December 18, 2007:

“On the Original Advances Maturity Date or the Additional Advances Maturity Date, as applicable, or, if earlier, the date that the Advance and all accrued Interest thereon are paid in full, the Lenders will compute the total amount of Interest that has been contracted for, charged or received by the Lenders or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by each Lenders.”

6. Clause (h) of the defined term “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows, effective as of December 18, 2007:

“(h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that (i) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, (ii) the Interest rate margins or any fixed Interest rates on such Indebtedness are not increased, (iii) restrictions are not added on the ability of the Borrower to repay the Advance, other than those in effect on the date hereof, (iv) the final maturity date of the Indebtedness is not extended to a date beyond the Additional Advances Maturity Date or (v) the amortization of any portion of the Senior Indebtedness is not shortened.”

7. Schedule B to the Agreement hereby is replaced in its entirety with Schedule B attached hereto.

8. No course of dealing on the part of Agent, Lenders or their officers, nor any failure or delay in the exercise of any right by Agent or Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent and

Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent and Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and Lenders.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Agreement, as in effect prior to the date hereof.

10. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, except to the extent such Representations and Warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and that no Event of Default has occurred and is continuing,

11. As a condition to the effectiveness of this Amendment, Agent and Lenders shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment, duly executed by Borrower;

(b) Corporate Resolutions to Borrow in the form attached hereto, duly executed by Borrower;

(c) promissory notes for the Additional Advances, dated of even date herewith, payable to each Lender, duly executed by Borrower;

(d) warrants to purchase Borrower’s common stock, issuable to each Lender dated of even date herewith, duly executed by Borrower;

(e) all reasonable expenses incurred by Agent through the date of this Amendment, which may be debited from any of Borrower’s accounts in accordance with the terms of the Agreement; and

(f) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:		LENDERS:

THE ACTIVE NETWORK, INC.		ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	/s/ Norman Dowling	By:	Escalate Capital Management I,
Name:	Norman Dowling		its general partner
Title:	CFO
		By:	EC Management I, L.P.,
a general partner

AGENT:		By:	Escalate Capital management Co., LLC, its general partner
ESCALATE CAPITAL I, L.P.,
a Delaware limited partnership		By:	/s/ Ross Cockrell
		Name:	Ross Cockrell
By:	Escalate Capital Management I,	Title:	Member
its general partner

By:	EC Management I, L.P.,
	a general partner	GOLD HILL VENTURE LENDING 03, LP

By:	Escalate Capital Management Co., LLC,	By:	Gold Hill Venture Lending Partners 03, LLC
	its general partner	Its:	General Partner

By:	/s/ Ross Cockrell	By:	/s/ Rob Helm
Name:	Ross Cockrell	Name:	Rob Helm
Title:	Member	Title:	Managing Director Gold Hill Capital

[Signature Page to Second Amendment to Loan and Security Agreement]